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STAAR 1.4                                                           EXHIBIT 10.8

                                PROMISSORY NOTE
                                ---------------

                 (SECURED BY STOCK PLEDGE/SECURITY AGREEMENT)
                  -------------------------------------------


$1,301,745.00                                                  FEBRUARY 28, 1991
                                                            MONROVIA, CALIFORNIA

     FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, JOHN R. WOLF, A MARRIED MAN (hereinafter "Maker"), hereby promises
                                                        -----
to pay to STAAR SURGICAL COMPANY, A DELAWARE CORPORATION, or order (hereinafter "Holder"), at the address hereinbelow designated on the signature page of this
 ------
Note, or such other place as Holder may designate by written notice to Maker, the principal sum hereinbelow described (hereinafter the "Principal Amount"),
                                                          --------- ------
together with interest thereon, in the manner and at the times hereinbelow provided and subject to the terms and conditions hereinbelow described.

     1.   PRINCIPAL AMOUNT.
          ----------------

          The Principal Amount means the sum of One Million Three Hundred One Thousand Seven Hundred Forty Five and No/100 Dollars ($1,301,745.00).

     2.   INTEREST.
          --------

          Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of this Note at the lesser of eight percent (8%) or that fixed rate of interest (as of the date of this Note) which equals the minimum applicable rate of simple interest (as of the date of this Note) which will avoid the imputation of income to Maker. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month.

     3.   PAYMENT OF PRINCIPAL AND INTEREST.
          ---------------------------------

          Subject to Paragraph 7, the Principal Amount and accrued and unpaid interest on the Principal Amount and all other indebtedness under this Note shall be paid on February 28, 1994. Until such date, all interest on this Note shall accrue.

     4.   PREPAYMENTS.
          -----------

          Maker shall have the right to prepay any portion of the Principal Amount without prepayment penalty or premium or discount.

     5.   MANNER OF PAYMENTS/CREDITING OF PAYMENTS.
          ----------------------------------------

              Payments of any amount required hereunder shall be made solely in lawful money of the United States, without deduction or offset, and shall be credited first against accrued but
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unpaid interest, if any, and thereafter against the unpaid balance of the
Principal Amount.

     6.   Security.
          ---------

          The payment of this Note is secured by a Stock Pledge/Security Agreement (hereinafter the "Security Agreement") executed by Maker in favor of
                            ------------------
Holder of even date herewith with respect to certain common stock of Holder owned by Maker. The Security Agreement contains provisions for acceleration of the maturity of this Note on the occurrence of certain described events.

     7.   Acceleration Upon Default.
          --------------------------

          At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity, upon the happening of any of the following events of default ("Event
                                                                         -----
of Default"):
----------

          (a) Upon the occurrence of any event of default described under the Security Agreement;

          (c) If any of the following events constituting default occurs, provided, however, that if any such event of default is reasonably susceptible of being cured, Maker shall be entitled to a grace period of thirty (30) days following written notice of such event of default to cure it, and further provided, that if such event of default is of such character as to reasonably require more than thirty (30) days to cure, Maker has promptly commenced to cure said events of default within the thirty (30) day period and uses reasonable diligence thereafter in curing such events of default, the thirty (30) day period shall be reasonably extended (but not to exceed one hundred twenty days
(120)):

               (i) If Maker shall breach any non-monetary condition or obligation imposed on Maker pursuant to the terms of this Note;

               (ii) If Maker shall make an assignment for the benefit of creditors;

               (iii) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Maker;

               (iv) If Maker becomes insolvent as that terms is defined in
     Section 101(26) of Title 11 of the United States Code;

               (v) If Maker shall (A) file a petition with the Bankruptcy Court under the Bankruptcy Code, or (B) otherwise file any petition or apply to any tribunal for appointment of a custodian, trustee, receiver, or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization
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     statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;

               (vi) If any petition is filed against Maker under the Bankruptcy Code and either (A) the Bankruptcy Code orders relief against Maker under the chapter of Bankruptcy Code under which the petition was filed, or (B) such petition is not dismissed by the Bankruptcy Court within thirty (30) days of the date of filing;

               (vii) If any petition or application of the type described in Subparagraph (v)(A) above is filed against Maker, or any proceeding of the type described in Subparagraphs (v)(A) or (v)(B) above is commenced, and either (1) Maker, by any act, indicates his approval thereof, consent thereto, or acquiescence therein, or (2) an order is entered appointing any such custodian, trustee, receiver, or agent, adjudicating Maker bankrupt or insolvent, or approving such petition or application in any such proceeding, and any such order remains in effect for more than thirty (30) days;

               (viii) If any attachment, execution, or other writ is levied on substantially all of the assets of Maker and remains in effect for more than fifteen (15) days.

      8.   Collection Costs and Attorneys' Fees.
           ------------------------------------

           (a) Maker agrees to pay Holder all costs and expenses, including actual attorneys' fees, paid or incurred by Holder in connection with the collection or enforcement of the Note or any instrument securing payment of this Note, including defending the priority of such instrument or as a result of foreclosure against, or conducting a trustee sale thereunder.

           (b) In the event any party institutes or should the parties otherwise become a party to any action or proceeding in connection with the enforcement or interpretation or collection of this Note or any instrument securing payment of this Note, or for damages by reason of any alleged breach of this Note or any provision hereof or any alleged breach of any instrument securing payment of this Note or any provision thereof, or for a declaration of rights in connection with this Note or any instrument securing payment of this Note, or for any other relief, including equitable relief, in connection with this Note or any instrument securing payment of this Note, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, actual attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

      9.   Notice.
           ------

           Any notice to Maker provided for in this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing
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such notice by first class or certified mail, return receipt requested, addressed to Maker at the address set forth below where this Note is executed, or to such other address as Maker may designate by written notice to Holder. Any notice to Holder shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, to Holder at the address set forth below where this Note is executed, or at such other address as may have been designated by written notice to Maker. Mailed notices shall be deemed delivered and received three (3) days after deposit in accordance with this provision in the United States mail.

      10.  Usury Compliance.
           ----------------

           All agreements between Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note or any agreement securing payment of this Note or executed in connection with this Note after timely performance of such provision is due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount and/or late charges under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount and/or late charges under this Note, such excess shall be refunded to Maker.

      11.  General.
           -------

           (a) No delay or omission on the part of Holder in exercising any rights under this Note or under any instrument given to secure this Note, on default by Maker, including, without limitation, Holder's right to accelerate, nor reinstatement of this Note by Holder after such exercise, shall operate as a waiver of Maker's right to exercise such right or of any other right under this Note or the instruments given to secure this Note, for the same default or any other default.

           (b) Except for the provision of written notice hereinabove set forth, Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices to which Maker might otherwise be entitled, and further waives the right to require Holder to proceed against any security for this Note before proceeding against Maker, and further waives all defenses based on release of security or extension of time or other indulgence given in respect to payment of this Note.

           (c) Holder shall have the right to sell, assign, or otherwise transfer, either in part or in its entirety, this Note, and any instrument evidencing or securing the indebtedness of this Note
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(provided such instrument is transferred as security for the portion of the Note which is conveyed), without the consent of Maker. The assignment of this Note by Holder shall be ineffective until actual notice of same is received by Maker. Maker shall have no right to delegate its duties under this Note or any instrument securing this Note without the written consent of Holder, which consent Holder shall not unreasonably withhold, provided, however, no delegation of such duties or obligations shall release Maker from any duty or obligation under this Note or instrument securing payment of this Note.

           (d) Subject to the foregoing Subparagraph (c), this Note and all of the covenants, promises, and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devises, heirs, successors, and assigns of Maker and Holder.

           (e) This writing is intended by the parties to be an integrated and final expression of this Note and also is intended to be a complete and exclusive statement of the terms of that agreement. No course of prior dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Note except as specifically provided herein.

           (f) If any provision of this Note, or the application of it to any party or circumstance, is held to be invalid, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

           (g) This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California applicable to contracts entered into in the State of California, by residents of the State of California, and intended to be performed entirely within the State of California. Any action to enforce payment of this Note shall be filed and heard solely in the Municipal or Superior Court of Los Angeles County, California.

           (h) Time is of the essence for each and every obligation under this Note.

                                         MAKER:


                                         /s/ John R. Wolf
                                         --------------------------
                                         John R. Wolf

                                         MAKER'S ADDRESS:

                                         Mr. John R. Wolf
                                         c/o Staar Surgical Company
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                                         1911 Walker Avenue
                                         Monrovia, CA  91016

                                         HOLDER'S ADDRESS:

                                         Staar Surgical Company
                                         1911 Walker Avenue
                                         Monrovia, CA  91016



                DO NOT DESTROY THIS NOTE; WHEN PAID, THIS NOTE
                 MUST BE SURRENDERED TO MAKER FOR CANCELLATION